Exhibit 10.2

[Execution Copy]

AMENDMENT NO. 2 TO THE

 EMPLOYMENT AGREEMENT

BETWEEN

SPECIALIZED TECHNOLOGY RESOURCES, INC.

AND

DENNIS L. JILOT

This Amendment No. 2 (the “Amendment”) to that certain Employment Agreement (the “Agreement”) by and between Specialized Technology Resources, Inc., a Delaware corporation (together with any successor thereto, the “Company”), and Dennis L. Jilot (the “Executive”), dated as of December 7, 2011, is made as of the date hereof by and between the Company and the Executive.

RECITALS

WHEREAS, the Company and the Executive entered into the Agreement as of July 18, 2008, and entered into an amendment thereto as of such date, a copy of which is attached hereto as Exhibit A (the “Existing Agreement”); and

WHEREAS, Section 14 of the Existing Agreement permits the Company and the Executive to amend or supplement the Existing Agreement by a writing signed by a duly authorized officer of the Company and the Executive; and

WHEREAS, the Company and the Executive desire to, among other things, modify the Executive’s title and duties so that the Executive will serve as the Company’s Executive Chairman from January 1, 2012 through July 18, 2012.

AGREEMENT

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the Company and the Executive agree to amend the Agreement as follows:

1.                                      All capitalized terms not defined herein shall have the meaning ascribed to them in the Existing Agreement.

2.                                      Section 1(j)(A) of the Existing Agreement is hereby deleted and in lieu thereof the following shall be inserted:

“(A) a material diminution in the nature or scope of the Executive’s responsibilities, duties or authority in his capacity as Executive Chairman”

3.                                      The second sentence of Section 2(b) of the Existing Agreement is hereby deleted in its entirety.

4.                                      The first sentence of Section 2(c) of the Existing Agreement is hereby deleted and in lieu thereof the following shall be inserted:

“The Executive shall serve as Executive Chairman with

responsibilities, duties, and authority customary for such position.”

5.                                      Section 3(a) of the Existing Agreement is hereby deleted and in lieu thereof the following shall be inserted:

“Annual Base Salary.  The Executive shall receive a base salary at the rate of $515,000 per annum, which shall be paid in accordance with customary payroll practices of the Company (the “Annual Base Salary”).

6.                                      Section 3(b) of the Existing Agreement is hereby deleted and in lieu thereof the following shall be inserted:

“Bonus Compensation.  In addition to the Annual Base Salary, for the period ending on July 18, 2012, the Executive shall be eligible to participate in the Company’s (i) management incentive plan (or any successor incentive plan adopted by the Board) pursuant to which Executive may be paid a target amount of 75% of his Annual Base Salary and (ii) long term incentive plan (or any successor incentive plan adopted by the Board) pursuant to which Executive may be paid a target amount of 105% of his Annual Base Salary, except as the parties may have agreed otherwise in writing.  The amounts payable pursuant to this Section 3(b) shall be pro rata for the applicable period of the calendar year ending on July 18, 2012.”

7.                                      The following shall be inserted as Section 3(g) to the Existing Agreement:

“Transitional Bonus.  For the period commencing on July 19, 2012 through December 31, 2012, the Executive shall be entitled (i) to receive a transitional bonus at a rate of $315,000 per annum, which shall be paid bi-weekly in accordance with customary payroll practices, (ii) to receive on December 31, 2012 a number of shares of the Company’s common stock having a fair market value equal to $46,000 which shares will vest on the first anniversary of the date of issuance, and (iii) to continue to participate in medical benefit plans, programs and arrangements of the Company now (or, to the extent determined by the Board, hereafter) in effect which are applicable to the senior management of the Company.

8.                                      Section 4(vii) of the Existing Agreement is hereby deleted and in lieu thereof the following shall be inserted:

“Non-renewal.  Unless otherwise agreed in writing by each of the parties, or this Agreement is terminated pursuant to this Section 4, this Agreement shall terminate on July 18, 2012, but obligations of the parties for periods following such date shall survive such termination.

9.                                      Section 6 of the Existing Agreement is hereby deleted in its entirety and the following shall be inserted lieu thereof: “Intentionally Left Blank”

10.                               All other provisions of the Existing Agreement not specifically amended by this Amendment shall remain in full force and effect.  This Amendment shall become automatically effective on January 1, 2012.

11.                               The Executive acknowledges that he has read and understands this Agreement, is fully aware of its legal effect and has had an opportunity to consult with legal counsel as to its legal effect.  In addition, the Executive acknowledges and agrees that the change in title and duties contemplated by this Amendment do not constitute “Good Reason” under the Existing Agreement, as amended.

12.                               This Amendment shall be construed in accordance with and governed by the laws of the State of Nevada, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

13.                               This Amendment may be executed in counterparts and by facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

/s/ Dennis L. Jilot
Dennis L. Jilot

SPECIALIZED TECHNOLOGY RESOURCES, INC.

By	/s/ Barry A. Morris
Name: Barry A. Morris
Title: Executive Vice President and Chief Financial Officer

Exhibit A

Employment Agreement

 between the Company and Dennis L. Jilot, as amended

[attached]